UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

17 Corrig Road, Suite 7

Sandyford, Dublin 18 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2018, Presbia PLC (the “Company”), its wholly-owned subsidiary, Presbia USA, Inc. (the “Subsidiary”) and Richard Ressler, a member of the Company’s board of directors and its majority stockholder, (the “Purchaser”) entered into a Stock Purchase Agreement pursuant to which the Purchaser purchased in a private placement (the “Offering”) 100 preferred shares of the Company, with the rights set forth in the Subscription Letter, dated April 12, 2018, (the “Preferred Shares”) and 4,900 shares of preferred stock of the Subsidiary (the “Subsidiary Preferred Shares”) for an aggregate purchase price of $5.0 million.  Upon closing the Offering, the Purchaser received a warrant (the “Warrant”) to purchase 1,953,125 ordinary shares of the Company (the “Warrant Shares”) at an exercise price of $2.56 per share, subject to adjustments as provided under the terms of the Warrants.  The Warrant is exercisable for five years from the issuance date.  The Warrant contains cashless exercise provisions.

The Preferred Shares and the Subsidiary Preferred Shares carry a one times liquidation preference.  The Preferred Shares and Subsidiary Preferred Shares are redeemable upon a liquidation event in which all classes of equity holders are entitled to receive the same form of consideration and are redeemable at any time at the Company’s sole election, provided that a majority of the independent directors approve such redemption.  The preferred shares accrue a dividend at the rate of 10% per annum during the first 18 months, 20% for months 19 through 24 and 30% from month 25 until such preferred shares are redeemed, payable in preferred shares on a quarterly basis.  As long as the Preferred Shares or Subsidiary Preferred Shares remain outstanding, neither the Company nor the Subsidiary shall take the following actions, without obtaining the prior consent of the holder of the Preferred Shares:  (a) effect any alteration, repeal, change or amendment of the rights, privileges or preferences of the Preferred Shares or the Subsidiary Preferred Shares in a manner that adversely affects the rights, privileges or preferences of those shares or any series thereof;   (b) amend, modify or repeal any provision of the organizational documents in a manner that adversely affects the powers, preferences or rights of the Preferred Shares or Subsidiary Preferred Shares;  (c) agree to any debt financing in an amount in excess of $8,000,000 (such amount being the maximum amount payable by the company under the debt instruments); (d) execute a guarantee;  (e) effect any restructuring or liquidation; (f) settle any lawsuit or civil investigation requiring the payment of more than $1,000,000; or (g)execute any document or enter into any arrangement that has a potential liability to the Company in excess of $1,000,000.

In addition, the Company guaranteed the Subsidiary’s payment of the redemption price and any accrued and unpaid dividends with respect to the Subsidiary Preferred Shares.

The foregoing descriptions of the Stock Purchase Agreement, the Subscription Letter, the Warrant and the Guaranty and the terms of the Preferred Shares and the Subsidiary Preferred Shares are summaries and are qualified in their entirety by reference to the copies of the corresponding documents, attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 with respect to the Offering, including the number of securities to be issued, the nature of the transaction and the nature and amount of consideration received by the Company, is incorporated by reference herein. The number of securities to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The securities issued and sold in the Offering were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Purchaser represented that he was an “accredited investor” as defined under applicable federal securities laws.

Item 3.03.	Material Modifications to Rights of Security Holders

The information concerning the Offering and the terms, rights, obligations and preferences of the Preferred Shares and the Subsidiary Preferred Shares set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

10.1 –	Stock Purchase Agreement dated April 12, 2018 by and among Presbia PLC, Presbia USA, Inc. and Richard Ressler.

10.2 –	Subscription Letter dated April 12, 2018 by and between Presbia PLC and Richard Ressler.

10.3 –	Warrant to Purchase Ordinary Shares dated April 12, 2018

10.4 –	Guaranty dated April 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Richard Fogarty
Name: Richard Fogarty
Title: Chief Accounting Officer

Dated:    April 13, 2018